UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2012

FUELCELL ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 825-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2012, FuelCell Energy, Inc. (“FuelCell”) entered into a Purchase and Sale Contract with POSCO Energy Co., Ltd. (“POSCO”). Under the terms of the Purchase and Sale Contract, POSCO will purchase 121.8 megawatts of fuel cell kits to be manufactured at the FuelCell Energy production facility in Torrington, Connecticut. The estimated value of the multi-year contract with associated services is approximately $181 million. For the full text of the Purchase and Sale Contract, please refer to Exhibit 10.1 filed herewith.

On October 31, 2012, FuelCell also entered into a series of strategic initiatives with POSCO to expand the market for stationary fuel cell power plants in Asia, including a licensing agreement for POSCO to manufacture Direct FuelCell power plants in South Korea to be sold thoughout Asia, and an agreement for FuelCell to provide consulting and procurement expertise in the design and construction of a manufacturing facility in South Korea that will be financed and owned by POSCO. For the full text of the Cell Technology Transfer and License Agreement, please refer to Exhibit 10.2 filed herewith.

On October 31, 2012, FuelCell also amended the Technology, Transfer, Distribution and Licensing Agreement (“TTA”), dated as of February 7, 2007, by and between FCE and POSCO Energy and the Stack Technology Transfer and License Agreement (“STTA”), dated as of October 27, 2009. The amendments have the effect of deleting the 4.1% royalty payments required under each of these agreements and replacing it with 3.0%. In conjunction with this amendment, POSCO Energy shall make a one-time payment of USD $8.0 million to be received by FCE on or before January 15, 2013. Such payment shall constitute full payment and relief of POSCO Energy of the above 1.1% reduction from any remaining Royalties due to FCE under the TTA and STTA for the remaining terms of the TTA and STTA. For the full text of these amendments, please refer to Exhibit 10.3 filed herewith.

Item 8.01 Other Events

On November 5, 2012, FuelCell issued two press releases announcing the POSCO order and the strategic intiatives with POSCO. Copies of FuelCell’s press releases are attached to this report as Exhibit 99.1 and 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase and Sale Contract dated October 31, 2012
10.2	Cell Technology Transfer and License Agreement dated October 31, 2012
10.3	Amendment to TTA and STTA dated October 31, 2012
99.1	FuelCell Energy, Inc. Press Release issued November 5, 2012
99.2	FuelCell Energy, Inc. Press Release issued November 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: November 6, 2012	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Contract dated October 31, 2012
10.2	Cell Technology Transfer and License Agreement dated October 31, 2012
10.3	Amendment to TTA and STTA dated October 31, 2012
99.1	FuelCell Energy, Inc. Press Release issued November 5, 2012
99.2	FuelCell Energy, Inc. Press Release issued November 5, 2012